Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson Global
212-351-7216
david.kirby@hudson.com

Hudson Global Reports 2018 First Quarter Results

NEW YORK, NY - May 15, 2018 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced financial results for the first quarter ended March 31, 2018.

2018 First Quarter Summary

•	Revenue of $16.2 million increased 15.9 percent from the first quarter of 2017, or 10.7 percent in constant currency.

•	Gross margin of $10.2 million increased 1.5 percent from the first quarter of 2017, but declined 2.5 percent in constant currency.

•
Net income of $10.7 million, or $0.33 per basic and diluted share, including income from discontinued operations of $13.6 million related to the sale of its recruitment and talent management businesses, compared with net loss of $1.3 million, or $0.04 per basic and diluted share, for the first quarter of 2017.

•
Adjusted EBITDA* loss of $2.2 million, including $1.8 million of severance expense relating to the resignation of the former chief executive officer, compared with adjusted EBITDA loss of $0.2 million in the first quarter of 2017.

“Revenue growth in the first quarter was boosted by growth in Asia Pacific, while revenue was impacted by the loss of a global contract in 2017 in the Americas and Europe. We are pleased to have completed our recent divestitures and are focused squarely on the recruitment process outsourcing (“RPO”) business,” said Jeff Eberwein, chief executive officer at Hudson Global. “After a busy first month in this new role, I look forward to continuing to work closely with our global leaders, developing strong client relationships, driving growth in our RPO business, improving our cost structure and delivering improved performance going forward.”

* Adjusted EBITDA and EBITDA are defined in the segment tables at the end of this release.

Strategic Update

On March 31, 2018, Hudson Global completed the sales of its recruitment and talent management operations in Europe and Asia Pacific to strategic buyers in three transactions. Hudson Global intends to focus on its growing, global RPO business going forward. Hudson Global received gross proceeds of $39.0 million in cash at closing, subject to customary post-closing adjustments. The proceeds included $24.8 million for recruitment and talent management operations in Benelux, $7.7 million for the recruitment and talent management operations in the rest of Europe, and $6.4 million for the recruitment and talent management operations in Asia Pacific. All Hudson Global debt was transferred to the buyers with the divestitures.

Regional Highlights

The divested businesses are treated as discontinued operations, therefore the discussion below is focused on the continuing operations of the RPO business for all periods presented. Prior period EBITDA and Adjusted EBITDA may not be comparable due to regional support and infrastructure cost allocation treatment between continuing and discontinued operations following the divestitures.

Americas

In the first quarter of 2018, Hudson Global Americas' revenue of $3.7 million decreased 14 percent while gross margin of $3.1 million decreased 19 percent compared with the first quarter of 2017. Growth in financial service and life sciences was offset by lower volumes elsewhere including the conclusion of a large global contract in the third quarter of 2017. EBITDA was $0.3 million in the first quarter, unchanged from a year ago. The region delivered adjusted EBITDA of $0.4 million for the first quarter, compared with adjusted EBITDA of $0.3 million a year ago.

Asia Pacific

Hudson Global Asia Pacific's revenue of $8.8 million increased 35 percent while gross margin of $4.9 million increased 14 percent in constant currency in the first quarter of 2018 compared with the same period in 2017. Growth was driven by a new client win in the fourth quarter of 2017 and higher volumes at existing clients. EBITDA was $0.5 million in the first quarter, compared with EBITDA of $0.7 million a year ago. Asia Pacific delivered adjusted EBITDA of $0.6 million, compared with adjusted EBITDA of $0.8 million in the first quarter of 2017.

Europe

Hudson Global Europe's revenue of $3.7 million decreased 2 percent while gross margin of $2.1 million decreased 6 percent in constant currency in the first quarter of 2018 compared with the first quarter of 2017. Gross margin growth in the U.K. of 21 percent was offset by declines in Continental Europe, due to a large global contract that ended in the third quarter of 2017. EBITDA was $0.0 million in the first quarter, compared with $0.2 million a year ago. Adjusted EBITDA was $0.1 million in the first quarter of 2018, compared with $0.2 million a year ago.

Liquidity and Capital Resources

The company ended the first quarter of 2018 with $42.9 million in cash. The company had no credit facilities in place at the end of the first quarter of 2018 following the sale of its recruitment and talent management businesses, but remains in discussions with various lenders about new credit facilities for the RPO business. The company used $14.7 million in cash flow from operations during the first quarter, compared with $8.9 million in the first quarter of 2017. The cash flow statements in the first quarter of 2017 and 2018 include the recruitment and talent management businesses sold on March 31, 2018.

Share Repurchase Program

While the company’s share repurchase program remains in place, no purchases were made during the first quarter. The program has an authorization of up to $10 million of the company’s common stock. Since the inception of this program in the third quarter of 2015 through the end of the first quarter of 2018, the company has purchased 3,639,405 shares for $7.4 million.

Business Outlook

The company expects RPO operations before corporate costs to deliver adjusted EBITDA of between $5.0 million to $6.0 million in 2018. We expect corporate costs of approximately $8.0 million to $8.5 million in 2018, which includes $1.8 million of severance for the former chief executive officer, recorded in the first quarter of 2018. As a result, the company expects adjusted EBITDA loss of $2.0 million to $3.5 million in 2018.

Conference Call/Webcast

Hudson Global will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at Hudson.com.

The archived call will be available on the investor information section of the company's web site at Hudson.com.

About Hudson Global

Hudson Global is a talent solutions company with expertise in recruitment process outsourcing and managed services. We help our clients and candidates succeed by leveraging our expertise and our deep industry and market knowledge. Operating around the globe through relationships across our network of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions, and a tailored, consultative approach to help businesses achieve higher performance and outstanding results. More information is available at Hudson.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, Hudson Global’s ability to achieve anticipated benefits from the sales of its recruitment and talent management operations in Europe and Asia Pacific and operate successfully as a company focused on its RPO business; global economic fluctuations; the company’s ability to successfully achieve its strategic initiatives; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time and the impact of any loss of a significant client; competition in the company's markets; the negative cash flows and operating losses that may recur in the future; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; the company's ability to collect accounts receivable; the company’s ability to maintain costs at an acceptable level; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the company’s business reorganization initiatives and limits on related insurance coverage; the company’s ability to utilize net operating loss carry-forwards; volatility of the company's stock price; the impact of government regulations; restrictions imposed by blocking arrangements; and risks related to potential acquisitions or dispositions of businesses by the company. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue	$16,215	$13,992
Direct costs	6,061	3,990
Gross margin	10,154	10,002
Operating expenses:
Salaries and related	10,359	8,454
Other selling, general and administrative	2,453	1,877
Depreciation and amortization	—	81
Business reorganization	—	(113)
Total operating expenses	12,812	10,299
Operating income (loss)	(2,658)	(297)
Non-operating income (expense):
Interest income (expense), net	—	—
Other income (expense), net	(67)	(36)
Income (loss) from continuing operation before provision for income taxes	(2,725)	(333)
Provision for income taxes from continuing operations	172	146
Income (loss) from continuing operations	(2,897)	(479)
Income (loss) from discontinued operations, net of income taxes	13,618	(835)
Net income (loss)	$10,721	$(1,314)
Basic and diluted earnings (loss) per share:
Basic and diluted earnings (loss) per share from continuing operations	$(0.09)	$(0.01)
Basic and diluted earnings (loss) per share from discontinued operations	0.42	(0.03)
Basic and diluted earnings (loss) per share	$0.33	$(0.04)
Weighted-average shares outstanding:
Basic	32,146	32,161
Diluted	32,146	32,161

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, , except per share amounts)
(unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$42,864	$5,580
Accounts receivable, less allowance for doubtful accounts of $58 and $69, respectively	13,675	11,545
Prepaid and other	791	388
Current assets of discontinued operations	—	79,530
Total current assets	57,330	97,043
Deferred tax assets, non-current	300	324
Other assets	340	372
Non-current assets of discontinued operations	—	13,901
Total assets	$57,970	$111,640
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,780	$1,193
Accrued expenses and other current liabilities	7,488	7,259
Current liabilities of discontinued operations	1,857	51,952
Total current liabilities	11,125	60,404
Income tax payable, non-current	1,973	1,682
Other non-current liabilities	894	192
Non-current liabilities of discontinued operations	—	6,210
Total liabilities	13,992	68,488
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 35,412 and 34,959 shares, respectively	34	34
Additional paid-in capital	484,254	483,558
Accumulated deficit	(432,698)	(443,419)
Accumulated other comprehensive income, net of applicable tax	185	10,709
Treasury stock, 3,834 and 3,800 shares, respectively, at cost	(7,797)	(7,730)
Total stockholders’ equity	43,978	43,152
Total liabilities and stockholders' equity	$57,970	$111,640

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended March 31, 2018	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,700	$8,825	$3,690	$—	$16,215
Gross margin, from external customers	$3,126	$4,923	$2,105	$—	$10,154
Adjusted EBITDA (loss) (1)	$370	$623	$52	$(3,239)	$(2,194)
Stock-based compensation expense	27	4	—	432	463
Non-operating expense (income), including corporate administration charges	52	75	41	(100)	68
EBITDA (loss) (1)	$291	$544	$11	$(3,571)	$(2,725)
Depreciation and amortization expenses					—
Interest expense (income), net					—
Provision for (benefit from) income taxes					172
Income (loss) from continuing operations					$(2,897)
Income (loss) from discontinued operations, net of income taxes					13,618
Net income (loss)					$10,721

For The Three Months Ended March 31, 2017	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$4,314	$6,341	$3,337	$—	$13,992
Gross margin, from external customers	$3,836	$4,184	$1,982	$—	$10,002
Adjusted EBITDA (loss) (1)	$334	$837	$240	$(1,596)	$(185)
Business reorganization expenses (recovery)	(92)	—	1	(22)	(113)
Stock-based compensation expense	33	—	—	110	143
Non-operating expense (income), including corporate administration charges	58	95	60	(176)	37
EBITDA (loss) (1)	$335	$742	$179	$(1,508)	$(252)
Depreciation and amortization expenses					81
Interest expense (income), net					—
Provision for (benefit from) income taxes					146
Income (loss) from continuing operations					$(479)
Income (loss) from discontinued operations, net of income taxes					(835)
Net income (loss)					$(1,314)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
(in thousands)
(unaudited)

For The Three Months Ended December 31, 2017	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,677	$8,528	$3,074	$—	$15,279
Gross margin, from external customers	$3,181	$5,307	$1,729	$—	$10,217
Adjusted EBITDA (loss) (1)	$517	$1,661	$136	$(2,913)	$(599)
Business reorganization expenses (recovery)	10	—	(7)	—	3
Stock-based compensation expense	23	2	—	262	287
Non-operating expense (income), including corporate administration charges	23	62	53	(55)	83
EBITDA (loss) (1)	$461	$1,597	$90	$(3,120)	$(972)
Depreciation and amortization expenses					122
Interest expense (income), net					1
Provision for (benefit from) income taxes					18
Income (loss) from continuing operations					$(1,113)
Income (loss) from discontinued operations, net of income taxes					(892)
Net income (loss)					$(2,005)

For The Three Months Ended June 30, 2017	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$4,161	$6,817	$3,577	$—	$14,555
Gross margin, from external customers	$3,735	$4,726	$2,283	$—	$10,744
Adjusted EBITDA (loss) (1)	$404	$1,161	$470	$(1,933)	$102
Business reorganization expenses (recovery)	1	—	—	—	1
Stock-based compensation expense	20	3	—	428	451
Non-operating expense (income), including corporate administration charges	82	103	64	(235)	14
EBITDA (loss) (1)	$301	$1,055	$406	$(2,126)	$(364)
Depreciation and amortization expenses					79
Interest expense (income), net					4
Provision for (benefit from) income taxes					246
Income (loss) from continuing operations					$(693)
Income (loss) from discontinued operations, net of income taxes					1,919
Net income (loss)					$1,226

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands) (unaudited)

The company operates on a global basis, with the majority of its gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross margin, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended March 31,
	2018	2017
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$3,700	$4,314	$10	$4,324
Hudson Asia Pacific	8,825	6,341	219	6,560
Hudson Europe	3,690	3,337	424	3,761
Total	$16,215	$13,992	$653	$14,645
Gross margin:
Hudson Americas	$3,126	$3,836	$9	$3,845
Hudson Asia Pacific	4,923	4,184	146	4,330
Hudson Europe	2,105	1,982	256	2,238
Total	$10,154	$10,002	$411	$10,413
SG&A (1):
Hudson Americas	$2,781	$3,531	$9	$3,540
Hudson Asia Pacific	4,303	3,351	124	3,475
Hudson Europe	2,056	1,745	225	1,970
Corporate	3,672	1,704	—	1,704
Total	$12,812	$10,331	$358	$10,689
Operating income (loss):
Hudson Americas	$343	$392	$(1)	$391
Hudson Asia Pacific	620	834	22	856
Hudson Europe	52	240	33	273
Corporate	(3,673)	(1,763)	—	(1,763)
Total	$(2,658)	$(297)	$54	$(243)
EBITDA (loss):
Hudson Americas	$291	$335	$(5)	$330
Hudson Asia Pacific	544	742	20	762
Hudson Europe	11	179	29	208
Corporate	(3,571)	(1,508)	—	(1,508)
Total	$(2,725)	$(252)	$44	$(208)

Note: Certain prior year amounts have been reclassified to conform to the current period presentation.

(1)	SG&A is a measure that management uses to evaluate the segments’ expenses.